      As filed with the Securities and Exchange Commission on June 30, 2004

                                                          Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             BROOKS AUTOMATION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     04-3040660
           --------                                     ----------
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                     Identification Number)

                    15 ELIZABETH DRIVE, CHELMSFORD, MA 01824
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

            BROOKS AUTOMATION, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
            ---------------------------------------------------------
                            (Full Title of the Plan)

                   ROBERT J. THERRIEN, CHIEF EXECUTIVE OFFICER
                             BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                              CHELMSFORD, MA 01824
                              --------------------
                     (Name and Address of Agent For Service)

                                 (978) 262-2400
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed
 Title of Each                                                         Maximum
    Class of                                   Proposed Maximum       Aggregate
Securities to be         Amount to be           Offering Price         Offering
   Registered             Registered             Per Share(1)          Price(1)               Amount of Registration fee
   ----------            ------------          ----------------       ----------              --------------------------
Common Stock,            750,000 (2)               $19.59             $14,692,500                     $1,861.54
$.01 par value           shares

Preferred Share           750,000                    ----                    ----                          ----
Purchase Rights (3)

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices for the Registrant's common stock on the Nasdaq National Market on June 28, 2004.

(2) Such presently indeterminable number of additional shares of common stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the common stock.

(3) On July 23, 1997, the Board of Directors of the Registrant declared a dividend of one preferred share purchase right for each share of common stock outstanding on August 21, 1997. The 750,000 rights registered by this Registration Statement represent one right that may be issued in connection with each share of common stock issuable upon exercise of options granted or to be granted under the Registrant's 1995 Employee Stock Purchase Plan. Such presently indeterminable number of rights are also registered by this Registration Statement as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in common stock. The rights are not separately transferable apart from the common stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the rights.

                STATEMENT REGARDING PRIOR REGISTRATION STATEMENTS

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to the Registrant's 1995 Employee Stock Purchase Plan, an employee benefit plan, is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the following registration statements filed by Registrant on Form S-8: Registration No. 333-40848, Registration No. 333-66457, Registration No. 333-66429, Registration No. 333-07315, and Registration No. 333-88160, relating to an aggregate of 1,500,000 shares issuable under the Registrant's 1995 Employee Stock Purchase Plan. Following the registration of the additional 750,000 shares under this Registration Statement, a total of 2,250,000 shares will be registered under the 1995 Employee Stock Purchase Plan, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

Exhibit No.                        Description                                                    Reference
----------                         -----------                                                    ---------
5.01          Legal Opinion of Brown Rudnick Berlack Israels LLP.                               Filed herewith

23.01         Consent of PricewaterhouseCoopers LLP (independent registered public
              accounting firm for the Registrant).                                              Filed herewith

23.02         Consent of Brown Rudnick Berlack Israels LLP (included in its legal opinion
              filed as Exhibit 5.01 to this Registration Statement).                            Filed herewith

24.01         Power of Attorney (included on the signature page of this Registration
              Statement).                                                                       Filed herewith

99.01         Registrant's 1995 Employee Stock Purchase Plan, as amended.                       Filed herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 30th day of June, 2004.

                                     BROOKS AUTOMATION, INC.

                                     By:  /s/ Robert J. Therrien
                                          -----------------------------
                                          Robert J. Therrien
                                          Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Thomas S. Grilk, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                  Title                            Date
---------                                                  -----                            ----
/s/ Robert J. Therrien                          Director, Chairman and Chief            June 30, 2004
---------------------------------               Executive Officer (Principal
Robert J. Therrien                              Executive Officer)

/s/ Robert W. Woodbury, Jr.                     Senior Vice President and               June 30, 2004
---------------------------------               Chief Financial Officer
Robert W. Woodbury, Jr.                         (Principal Financial and
                                                Accounting Officer)

/s/ Edward C. Grady                             Director, President and Chief           June 30, 2004
---------------------------------               Operating Officer
Edward C. Grady

/s/ Roger D. Emerick                            Director                                June 30, 2004
---------------------------------
Roger D. Emerick

/s/ Amin J. Khoury                              Director                                June 30, 2004
---------------------------------
Amin J. Khoury

/s/ A. Clinton Allen                            Director                                June 30, 2004
---------------------------------
A. Clinton Allen

/s/ Joseph R. Martin                            Director                                June 30, 2004
---------------------------------
Joseph R. Martin

/s/ John K. McGillicuddy                        Director                                June 30, 2004
---------------------------------
John K. McGillicuddy

                                INDEX TO EXHIBITS

Exhibit No.                        Description                                                    Reference
----------                         -----------                                                    ---------
5.01          Legal Opinion of Brown Rudnick Berlack Israels LLP.                               Filed herewith

23.01         Consent of PricewaterhouseCoopers LLP (independent registered public
              accounting firm for the Registrant).                                              Filed herewith

23.02         Consent of Brown Rudnick Berlack Israels LLP (included in its legal opinion
              filed as Exhibit 5.01 to this Registration Statement).                            Filed herewith

24.01         Power of Attorney (included on the signature page of this Registration
              Statement).                                                                       Filed herewith

99.01         Registrant's 1995 Employee Stock Purchase Plan, as amended.                       Filed herewith